UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

November 3, 2008

Date of report (Date of earliest event reported)

BECKMAN COULTER, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-10109	95-104-0600
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 N. Harbor Boulevard Fullerton, California		92834-3100
(Address of principal executive offices)		(Zip Code)

(714) 871-4848

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 29, 2008, Beckman Coulter, Inc. Beckman Coulter Finance Company, LLC, Park Avenue Receivables Company LLC, JPMorgan Chase Bank, N.A. and the financial institutions party thereto amended the Receivables Purchase Agreement, dated as of October 31, 2007, between such parties to, among other things, reduce the purchase limit from $175,000,000 to $125,000,000 and extend the term of the agreement from October 29, 2008 to October 28, 2009. This transaction was reported by registrant in Form 8-Ks filed on November 6, 2007 and February 6, 2008. A copy of the Receivables Purchase Agreement, dated as of October 31, 2007, between Beckman Coulter, Inc. Beckman Coulter Finance Company, LLC, Park Avenue Receivables Company LLC, JPMorgan Chase Bank, N.A. and the financial institutions party thereto incorporating all amendments through and including the October 29, 2008 amendment is included as an exhibit to this Report and incorporated by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Exhibit Description

10.1	Receivables Purchase Agreement, dated as of October 31, 2007, among Beckman Coulter Finance Company, LLC, Beckman Coulter, Inc., Park Avenue Receivables Company LLC, JPMorgan Chase Bank, N.A. and the financial institutions party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 3, 2008	BECKMAN COULTER, INC.

	By:	/s/ PATRICIA STOUT
Name: Patricia Stout
Title: Deputy General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Receivables Purchase Agreement, dated as of October 31, 2007, among Beckman Coulter Finance Company, LLC, registrant, Park Avenue Receivables Company LLC, JPMorgan Chase Bank, N.A. and the financial institutions party thereto.